Exhibit 99.1

Janux Therapeutics Reports Fourth Quarter and Full Year 2024 Financial Results and Business Highlights

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Recently presented positive Phase 1 clinical trial data for PSMA-TRACTr JANX007 in mCRPC
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Enrollment ongoing for JANX007 and JANX008
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Update on JANX007 and JANX008 data is anticipated in 2025
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R&D Day is anticipated in 2025 to disclose new programs moving toward the clinic
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$1.03 billion in year-end cash, cash equivalents, and short-term investments

SAN DIEGO, February 27, 2025 – Janux Therapeutics, Inc. (Nasdaq: JANX) (Janux), a clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr) and Tumor Activated Immunomodulator (TRACIr) platforms, today reported financial results for the fourth quarter and full year ended December 31, 2024, and provided a business update.

“2024 was an exceptional year for Janux as we displayed the potential power of our TRACTr platform in the clinic. We believe the data recently presented from JANX007 demonstrated substantial clinical activity in late line mCRPC patients, supporting our future clinical development plans directed at earlier line patients. With our substantial cash runway, we feel well-positioned to execute on our clinical plans, as well as bring new programs towards the clinic that could provide substantial value to both Janux, and more importantly, the patients we serve,” said David Campbell, Ph.D., President and CEO of Janux.

RECENT BUSINESS HIGHLIGHTS AND FUTURE MILESTONES:

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Presented positive updated interim Phase 1 clinical trial data for PSMA-TRACTr JANX007 in prostate cancer in December 2024. As of the November 15, 2024, data cutoff in 16 patients JANX007 displayed:
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High prostate-specific antigen (PSA) response rates: 100% achieved best PSA50 declines.
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Deep PSA declines: 63% achieved best PSA90 declines; 31% achieved best PSA99 declines.
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Durable PSA declines maintained at ≥ 12 weeks: 75% maintained PSA 50 declines; 50% maintained PSA90 declines.
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Encouraging anti-tumor activity: 50% ORR (4/8) and 63% DCR (5/8) (including confirmed and unconfirmed).
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Well-tolerated safety profile: CRS and TRAEs primarily limited to cycle 1 and lower grades.

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Gross proceeds of approximately $402.5 million (before deducting underwriting discounts and commissions and other estimated offering expenses) raised in an underwritten offering of common stock and pre-funded warrants in December 2024.

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Janux to host R&D Day in 2025.
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Janux plans to provide an update on pipeline programs selected for clinical development.

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JANX007 continues to enroll in the first-in-human Phase 1 clinical trial in mCRPC (NCT05519449).

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JANX008 continues to enroll in the first-in-human Phase 1 clinical trial in advanced or metastatic solid tumors (NCT05783622).

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Zachariah McIver, D.O., Ph.D. promoted to Chief Medical Officer. Dr. McIver has been instrumental in executing on Janux’s clinical programs. Dr. McIver continues to lead cross-functional teams in the design, implementation, and execution of clinical and correlative study strategies. An accomplished physician-scientist with over 15-years of experience in clinical research, Dr. McIver joined Janux after serving as Amgen’s Executive Medical Director for over 4 years.

An update on JANX007 and JANX008 data is anticipated in 2025. Janux will also be hosting an R&D
Day in 2025.

FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL RESULTS:

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Cash and cash equivalents and short-term investments: As of December 31, 2024, Janux reported cash and cash equivalents and short-term investments of $1.03 billion compared to $344.0 million at December 31, 2023.

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Research and development expenses: Research and development expenses were $20.8 million for the quarter and $68.4 million for the year ended December 31, 2024, compared to $12.2 million and $54.9 million for the same quarter and year in 2023.

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General and administrative expenses: General and administrative expenses were $8.2 million for the quarter and $41.0 million for the year ended December 31, 2024, compared to $6.4 million and $26.1 million for the same quarter and year in 2023.

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Net loss: Net loss was $20.2 million for the quarter and $69.0 million for the year ended December 31, 2024, compared to $11.8 million and $58.3 million for the same quarter and year in 2023.

Janux’s TRACTr and TRACIr Pipeline

Janux’s first clinical candidate, JANX007, is a TRACTr that targets prostate-specific membrane antigen (PSMA) and is being investigated in a Phase 1 clinical trial in adult patients with metastatic castration-resistant prostate cancer (mCRPC). Janux’s second clinical candidate, JANX008, is a TRACTr that targets epidermal growth factor receptor (EGFR) and is being studied in a Phase 1 clinical trial for the treatment of multiple solid cancers including colorectal carcinoma, squamous cell carcinoma of the head and neck, non-small cell lung cancer, renal cell carcinoma, small cell lung cancer, pancreatic ductal adenocarcinoma and triple-negative breast cancer. We are also generating a number of additional TRACTr and TRACIr programs for potential future development, some of which are at development candidate stage or later. We are currently assessing priorities in our preclinical pipeline.

About Janux Therapeutics

Janux is a clinical-stage biopharmaceutical company developing tumor-activated immunotherapies for cancer. Janux’s proprietary technology enabled the development of two distinct bispecific platforms: TRACTr and TRACIr. The goal of both platforms is to provide cancer patients with safe and effective therapeutics that direct and guide their immune system to eradicate tumors while minimizing safety concerns. Janux is currently developing a broad pipeline of TRACTr and TRACIr therapeutics directed at several targets to treat solid tumors. Janux has two TRACTr therapeutic candidates in clinical trials, the first targeting PSMA is in development for prostate cancer, and the second targeting EGFR is being developed for colorectal carcinoma, squamous cell carcinoma of the head and neck, non-small cell lung cancer, renal cell carcinoma, small cell lung cancer, pancreatic ductal adenocarcinoma and triple-negative breast cancer. For more information, please visit www.januxrx.com and follow us on LinkedIn.

Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, Janux’s ability to bring new treatments to cancer patients in need, expectations regarding the timing, scope and results of Janux’s development activities, including its ongoing and planned preclinical studies and clinical trials, the timing of and plans for regulatory filings, the potential benefits of Janux’s product candidates and platform technologies, expectations regarding the use of Janux’s platform technologies to generate novel product candidates and the strength of Janux’s balance sheet and the adequacy of cash on hand. Factors that may cause actual results to differ materially include the risk that compounds that appear promising in early research do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Janux may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties Janux faces, please refer to Janux’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Janux assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Janux Therapeutics, Inc.

Condensed Balance Sheets

(in thousands)

	December 31,
Assets	2024	2023
Current assets:
Cash and cash equivalents	$430,605	$19,205
Short-term investments	594,568	324,823
Prepaid expenses and other current assets	8,493	5,213
Total current assets	1,033,666	349,241
Restricted cash	816	816
Property and equipment, net	4,864	7,003
Operating lease right-of-use assets	19,286	20,838
Other long-term assets	2,884	2,509
Total assets	$1,061,516	$380,407

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,026	$2,424
Accrued expenses	11,684	7,387
Current portion of deferred revenue	—	1,705
Current portion of operating lease liabilities	1,749	1,517
Total current liabilities	17,459	13,033
Operating lease liabilities, net of current portion	21,276	23,025
Total liabilities	38,735	36,058
Total stockholders’ equity	1,022,781	344,349
Total liabilities and stockholders’ equity	$1,061,516	$380,407

Janux Therapeutics, Inc.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Collaboration revenue	$—	$2,461	$10,588	$8,083
Operating expenses:
Research and development	20,806	12,241	68,388	54,922
General and administrative	8,216	6,357	41,047	26,140
Total operating expenses	29,022	18,598	109,435	81,062
Loss from operations	(29,022)	(16,137)	(98,847)	(72,979)
Total other income	8,806	4,379	29,853	14,686
Net loss	$(20,216)	$(11,758)	$(68,994)	$(58,293)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities, net	(5,668)	1,840	1,498	2,200
Comprehensive loss	$(25,884)	$(9,918)	$(67,496)	$(56,093)
Net loss per common share, basic and diluted	$(0.36)	$(0.25)	$(1.28)	$(1.32)
Weighted-average shares of common stock outstanding, basic and diluted	56,832,374	46,683,613	53,751,480	44,016,283

Contacts

Investors:

Andy Meyer

Janux Therapeutics

ameyer@januxrx.com

(202) 215-2579

Media:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

jessica@litldog.com

(858) 344-8091